Exhibit 10.2

                        AMENDMENT NO. 1

                             to

                   SHARE PURCHASE AGREEMENT
                dated as of December 13, 1996
                           between
             AMERICAN INDUSTRIAL PROPERTIES REIT
                             and
                   USAA REAL ESTATE COMPANY

                                    THIS  AMENDMENT NO. 1 to  the
Share Purchase Agreement, dated as of December 13, 1996 (the "Initial Agreement"), by and between American Industrial Properties REIT, a Texas real estate investment trust ("Seller"), and USAA Real Estate Company, a Delaware corporation ("Buyer"), is hereby made and entered into effective for all purposes as of December 13, 1996.

                                   RECITALS

                                    WHEREAS,  it was and  remains
the   intention  of  the  parties  hereto  that  Seller  not   be
consolidated with Buyer under U.S. generally accepted accounting principles and other purposes;

                                   WHEREAS, the Initial Agreement
originally executed by the parties contained in Section 6.2(b) provisions contrary to the intent of the parties at the time of the execution and delivery of the Initial Agreement;

                                   AGREEMENT

                                        NOW     THEREFORE,     in
consideration of the premises and the mutual covenants and agreements set forth in the initial Agreement and this Amendment No. 1 thereto, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    1.    The  first sentence  of
Section 6.2(b) of the Initial Agreement is hereby amended and restated, and an additional second sentence is hereby added, to read as follows:

                                         In  addition to  Buyer's
rights under Section 6.2(a), at any time during the three (3) year period commencing on the Closing Date, Buyer may, by notice in writing to Seller, require Seller to increase the number of Trust Managers from five (5) to seven (7), which initial resulting vacancies shall be filled only by vote of the shareholders of Seller and not by the Trust Managers. If a special meeting of shareholders is called to fill the two (2) initial resulting vacancies prior to an annual meeting of shareholders after notice by Buyer pursuant to the first sentence of this Section 6.2(b), Seller shall nominate each of the two (2) designees of Buyer as Trust Managers.


                                    IN  WITNESS WHEREOF, each  of
the parties hereto has caused this Agreement to be executed by its duly authorized officers on this 26th day of February, 1997, but effective for all purposes as of December 13, 1996.


                                    USAA REAL ESTATE COMPANY


                                 By:    /s/  T. Patrick Duncan
                                        T.   Patrick Duncan
                                        Senior   Vice President - Operations


                            AMERICAN INDUSTRIAL PROPERTIES REIT

                                 By:      /s/ Charles W. Wolcott
                                          Charles   W. Wolcott
                                          President  and Chief Executive Officer